SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             August 24, 2007

AUDIOSTOCKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138083	20-2197964
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2038 Corte Del Nogal, Suite 110
Carlsbad, CA 92011
(Address of principal executive offices)

760-804-8844
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

On August 24, 2007, we entered into a Lock-Up and Leak-Out Agreement (the “Agreement”) with certain shareholders (the “Shareholders”) representing a total of 15,704,787 of our issued and outstanding shares of common stock.

Pursuant to the terms of the Agreement, the Shareholders are (i) restricted from selling any shares for a period beginning on August 24, 2007 and ending on February 24, 2007 and (ii) limited to selling no more than one percent of the number of issued and outstanding shares of the Company’s common stock held by non-affiliates (as defined in Rule 144 of the Securities Act of 1933) of the Company for a period beginning February 24, 2007 and ending on August 24, 2009.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c)  Exhibits.

Number	Description

10.1	Lock-Up and Leak-Out Agreement between BCGU, LLC and AudioStocks, Inc. dated August 24, 2007.

10.2	Lock-Up and Leak-Out Agreement between Luis J. Leung and AudioStocks, Inc. dated August 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUDIOSTOCKS, INC.
/s/	Luis J. Leung ______________
By:	Luis J. Leung
Its:	President